UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 18, 2013 PositiveID Corporation (the “Company”) entered into a letter agreement (“Letter Agreement”) with Ironridge Global IV, Ltd (“Ironridge”).

Pursuant to the Letter Agreement, the Company and Ironridge have agreed to amend Section 2(d) of the Registration Rights Agreement (the “Registration Rights Agreement”), dated August 26, 2013, between the Company and Ironridge, pursuant to which the Company shall owe Ironridge 150 shares Series F Preferred Stock  as a penalty if the registration statement under the Registration Rights Agreement is not effective by January 10, 2014 and an additional 150 shares Series F Preferred Stock if the registration statement is not effective by January 24, 2014.  The Letter Agreement also documents that the Company and Ironridge have agreed to amend and restate the Certificate of Designations of Preferences, Rights and Limitations of Series F Preferred Stock.

The descriptions of the Letter Agreement do not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which are filed as Exhibit 10.1, to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2013, the Company, in accordance with Section 151(g) of the Delaware General Corporation Law, filed an Amended and Restated Certificate of Designation of Series F Preferred Stock (the “Amended Certificate of Designation”).

The Amended Certificate of Designation was filed to clarify and revise the mechanics of conversion of the Series F Preferred Stock. No other rights were modified or amended in the Amended Certificate of Designation.

All description of the Amended Certificate of Designation herein does not purport to be complete and is qualified in its entirety by reference to the Amended Certificate of Designation, which is filed as Exhibits 4.1 to this Report and incorporated herein by reference

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Designation of the Series F Preferred Stock

10.1	Letter Agreement, dated December 18, 2013, between the Company and Ironridge Global IV, Ltd.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: December 19, 2013	By:	/s/ William J. Caragol
William J. Caragol
Chief Executive Officer